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                        [LETTERHEAD OF SIDLEY & AUSTIN]



                                                                       EXHIBIT 5

                                December 6, 2000


Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008

               Re:  5,000,000 shares of Common Stock
                    5,000,000 Preferred Stock Purchase Rights
                    -----------------------------------------

Ladies and Gentlemen:

          We are counsel to Whitman Corporation, a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 5,000,000 shares of Common Stock, $.01 par value, of the Company (the "Registered Common Stock"), together with 5,000,000 Preferred Stock Purchase Rights of the Company (the "Registered Rights") associated therewith, to be issued by the Company from time to time in connection with acquisitions of assets, businesses or securities. The terms of the Rights are set forth in the Rights Agreement dated as of May 20, 1999, as amended as of August 18, 2000 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

          We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Common Stock and the Registered Rights, including the preparation of the Registration Statement. We have also examined originals, or copies of originals, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.


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SIDLEY & AUSTIN                                                          CHICAGO

Whitman Corporation
December 6, 2000
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          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each share of the Registered Common Stock will constitute a share of Common Stock of the Company which has been duly authorized and validly issued and is fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such share; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered upon payment of the agreed consideration therefor (not less than the par value thereof) determined in accordance with such final resolutions.

          3. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 2 will be validly issued when (i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated share shall have been duly issued and paid for as set forth in paragraph 2.

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Registered Common Stock and the Registered Rights.

          This opinion letter is limited to the Delaware General Corporation Law and the Securities Act.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement or the Prospectus included therein.

                                         Very truly yours,

                                         Sidley & Austin